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                 CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of our report dated February 29, 2000, except for Note 10, as to which the date is March 16, 2000 relating to the financial statements and financial statement schedule of Rhythms NetConnections Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading
"Experts" in such Registration Statement.


PricewaterhouseCoopers LLP


Denver, Colorado
June 16, 2000